Exhibit 11.1:  Computation of Per Share Earnings

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

                                                                                 Quarter ended               Six months ended
(dollar amounts in thousands except                                                 June 30,                     June 30,
            per share)                                                        -------------------          -------------------

                                                                               1997         1996            1997         1996
                                                                              ------       ------          ------       ------
Net income - primary and fully diluted                                        $1,494       $1,190          $2,908       $2,474
                                                                              ======       ======          ======       ======

Weighted Average Common Stock
    and Common Equivalent Stock

Weighted average common stock outstanding                                      2,540        2,684           2,552        2,700

Assumed conversion (as of the beginning of
    each period or upon issuance during a
    period) of stock options outstanding at
    the end of each period                                                       176          181             175          165
                                                                              ------       ------          ------       ------

Weighted average common stock outstanding -
       primary                                                                 2,716        2,865           2,727        2,865
                                                                              ======       ======          ======       ======

Weighted average common stock outstanding                                      2,540        2,684           2,552        2,700

Assumed conversion (as of the beginning of
    each period or upon issuance during a
    period) of stock options outstanding at
    the end of each period                                                       193          214             196          186
                                                                              ------       ------          ------       ------

Weighted average common stock outstanding -
    fully diluted                                                              2,733        2,898           2,748        2,886
                                                                              ======       ======          ======       ======

Earnings per Weighted Average Common Share                                    $0.588       $0.443          $1.139       $0.916
                                                                              ------       ------          ------       ------

Earnings per Common and Common Equivalent Share

    Primary                                                                   $0.550       $0.415          $1.066       $0.864
                                                                              ------       ------          ------       ------

    Fully Diluted                                                             $0.547       $0.411          $1.058       $0.857
                                                                              ------       ------          ------       ------
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